UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2011

FARO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park, Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 333-9911

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 13, 2011, Jay Freeland, chief executive officer and a director of FARO Technologies, Inc., adopted a stock trading plan in accordance with Rule 10b5-1 (the “Trading Plan”) of the Securities Exchange Act of 1934, as amended. The Trading Plan provides for the automatic cashless exercise of options to purchase shares of FARO common stock held by Mr. Freeland and the sale of the net shares received by Mr. Freeland if the trading price for FARO’s common stock reaches certain pre-determined levels set forth in the Trading Plan. The Trading Plan becomes effective on July 15, 2011 and will terminate on July 14, 2012, unless earlier terminated in accordance with the terms of the Trading Plan. The Trading Plan has been adopted during FARO’s open window for insider transactions, and, under the terms of the Trading Plan, Mr. Freeland will have no discretion or control over the timing or effectuation of sales.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc. (Registrant)

June 17, 2011	/s/ Keith Bair
By: Keith Bair
Its: Chief Financial Officer